Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLINGTON FINANCIAL LLC BOARD OF DIRECTORS DECLARES

THIRD QUARTER DIVIDEND OF $0.80 PER SHARE

NEW YORK, NOVEMBER 10, 2010 – Ellington Financial LLC (NYSE: EFC) (the “Company”) today announced that its Board of Directors has declared a quarterly dividend of $0.80 per common share for the third quarter of 2010. The dividend will be paid on December 15, 2010 to shareholders of record on December 1, 2010.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that specializes in acquiring and managing mortgage-related assets, including residential mortgage backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Investor Contact:	Media Contact:
Neha Mathur	Shawn Pattison or Dana Gorman
Ellington Financial LLC	The Abernathy MacGregor Group, for
(203) 409-3575	Ellington Financial LLC
(212) 371-5999

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company’s results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company’s control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things including those described under the heading “Risk Factors” in our Registration Statement on Form S-11, filed October 7, 2010 (Registration # 333-160562), which can be accessed at the SEC’s website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.